EXHIBIT 2.2

                 FIRST AMENDMENT TO FORECLOSURE SALE AGREEMENT









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                                 FIRST AMENDMENT
                                       TO
                           FORECLOSURE SALE AGREEMENT

This First Amendment to Foreclosure Sale Agreement is entered into as of May 8, 2006 (the "AMENDMENT"), by and between SAND HILL FINANCE, LLC ("SHF"), BSGL, LLC ("BSGL"), SERVGATE TECHNOLOGIES, INC. ("Company") and CIROND CORPORATION ("Purchaser").

                                    RECITALS

The undersigned are parties to a Foreclosure Sale Agreement dated as of April 4, 2006 (the "AGREEMENT"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

         1. Section 2 on Schedule B of the Agreement is amended to read as follows:

         Secured obligations owed to SHF not to exceed $2,100,000. Payments and distributions to SHF are summarized as follows:

         a. $150,000 by April 7, 2006 - SHF acknowledges timely receipt of payment

         b.  $100,000 by May 15, 2006

         c.  $500,000 by June 30, 2006

         d.  $500,000 by September 30, 2006

         e.  Outstanding balance by December 31, 2006

         f. 25.0% of proceeds from any OEM agreement and 15% of proceeds of any sale or issuance of equity or debt securities over $3,000,000 before December 31, 2006.

         2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of any party under the Agreement, as in effect prior to the date hereof. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                   CIROND CORPORATION


                                   By:    /s/ NICHOLAS MILLER
                                      ------------------------------------------

                                   Title:    PRESIDENT & C.E.O.
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